UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	October 8, 2020

Nestbuilder.com Corp.

(Exact name of registrant as specified in its charter)

Nevada	000-55875	82-3254264
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 W. Passaic Street, Suite 301

Rochelle Park, NJ 07662

(Address of principal executive offices) (zip code)

(201) 845-7001

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry Into a Material Definitive Agreement.

On October 9, 2020, we entered into Stock Repurchase Agreements with three shareholders, pursuant to which we agreed to repurchase from such shareholders a total of 640,000 shares of Series A Convertible Preferred Stock, at a per-share purchase price of $0.1875 per share, for a total of $120,000. One of these shareholders was William McLeod, our Chief Executive Officer, from whom we repurchased a total of 280,000 shares of Series A Convertible Preferred Stock in exchange for $52,500.

The foregoing does not purport to be a complete description of the terms of the Stock Repurchase Agreements and is qualified in its entirety by reference to the full text of the Form of Stock Repurchase Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference. Readers should review this agreement for a complete understanding of the terms and conditions associated with the transaction.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

10.1	Form of Stock Repurchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 13, 2020	Nestbuilder.com Corp.,
a Nevada corporation

/s/ William McLeod
	By:	William McLeod
	Its:	Chief Executive Officer